                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                            --------------------


                                 FORM 8-K/A
                               AMENDMENT NO. 1
                       TO FORM 8-K FILED JULY 24, 1996



                   PURSUANT TO SECTION 13 OR 15 (D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)    July 10, 1996




                           MATRIA HEALTHCARE, INC.
- --------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                             0-20619                     58-2205984
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(State or other jurisdiction of    (Commission                (I.R.S. Employer
incorporation or organization)     File Number)              Identification No.)


1850 Parkway Place, 12th Floor, Marietta, Georgia                  30067
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(Address of principal executive offices)                         (Zip Code)

                                (770) 423-4500
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             (Registrant's telephone number, including area code)

                                     N/A
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         (Former name or former address, if changed since last report)


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


     The undersigned registrant hereby amends the following items of its Current Report on Form 8-K, filed July 24, 1996, as set forth in the pages below:


Item 7. Financial Statements and Exhibits

(b)     Proforma Financial Information:

        Consolidated Condensed Statement of Earnings (Loss)
        Notes to Proforma Consolidated Condensed Statements of Earnings (Loss)






                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Matria Healthcare,  Inc.


                                   By:  /s/  J. Brent Burkey
                                        --------------------------
                                        J. Brent Burkey
                                        Senior Vice President,
                                        General Counsel and Secretary

Date:  August 28, 1996


                                      2

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                            MATRIA HEALTHCARE, INC.
             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)


     The following pro forma consolidated condensed financial information and explanatory notes are presented to reflect the Merger ("the Merger") of Tokos Medical Corporation (Delaware) ("Tokos") and Healthdyne, Inc. ("Healthdyne") with and into Matria Healthcare, Inc. ("Matria") and the acquisition of National Reproductive Medical Centers, Inc. ("NRMC") ("the Acquisition"). The Merger and the Acquisition have been accounted for in accordance with the purchase method of accounting. Under the Agreement and Plan of Merger, each share of Tokos Common Stock and Healthdyne Common Stock outstanding immediately prior to consummation of the Merger was exchanged for one share of Matria Common Stock, par value $0.01 per share. Based upon the outstanding shares of the respective companies as of March 8, 1996, Tokos shareholders received approximately 51% of the combined shares of Matria Common Stock. Since Tokos' shareholders received the larger percentage of Matria Common Stock and since there is no other evidence that clearly indicates that Healthdyne would be the acquirer, for accounting purposes Tokos has been deemed to be the acquirer of Healthdyne. No Pro Forma Consolidated Condensed Balance Sheet has been presented since the Merger and the Acquisition are reflected in the Consolidated Condensed Balance Sheet of Matria ("the Company") included in the Company's Form 10-Q for the six months ended June 30, 1996. The Pro Forma Consolidated Condensed Statements of Earnings (Loss) for the year ended December 31,1995 and the six month period ended June 30, 1996 assumes the Merger and the Acquisition occurred at the beginning of the period presented.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that management of Matria believes are reasonable. The Merger and the Acquisition were recorded based upon the estimated fair market value of Healthdyne's and NRMC's net assets at the Merger and Acquisition dates. The pro forma adjustments were based on an evaluation of assets, liabilities and circumstances at the Merger and Acquisition dates.

     The Pro Forma Consolidated Condensed Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the Merger and the Acquisition actually had been consummated as of the indicated dates. The pro forma financial statements should be read in conjunction with the historical financial statements of Tokos and Healthdyne together with related notes thereto incorporated by reference into the Company's Form 10-K for the year ended December 31, 1995 from the Company's Report on Form 8-K-A filed on March 29, 1996; the historical financial statements of the Company together with related notes thereto for the six month period ended June 30, 1996 included in the Company's report on Form 10-Q; and the historical financial statements of NRMC together with related notes thereto included in the Company's report on Form 8-K filed on July 24, 1996.

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                            MATRIA HEALTHCARE, INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (LOSS)
                                  (Unaudited)
                     (In thousands, except per share data)




                                                                       Year Ended December 31, 1995
                                               ---------------------------------------------------------------------------
                                               Historical Historical   Historical  Healthdyne      NRMC          Matria
                                                 Tokos    Healthdyne     NRMC      Pro Forma     Pro Forma      Pro Forma
                                                                                  Adjustments   Adjustments
                                                --------  ----------   --------- ------------  -------------  -----------
Revenues                                        $ 87,502    69,627      12,586          -            -         169,715

Costs and expenses:
  Cost of revenues                                69,820    27,804      10,343    (32,550)(7)        -          75,417
  Selling and administrative                      16,423    38,801       1,419     32,550 (7)        -          89,193
  Provision for doubtful accounts                  5,251     4,088          11          -            -           9,350
  Amortization of goodwill and other
    intangibles                                    1,235       192           -     29,592 (2)    2,807(8)       36,492
                                                                                    1,666 (3)
                                                                                    1,000 (4)
  Restructuring costs                              2,456         -           -          -            -           2,456
  Settlement of litigation                         4,300         -           -          -            -           4,300
                                                --------   -------      ------    -------       ------         -------
                                                  99,485    70,885      11,773     32,258        2,807         217,208
                                                --------   -------      ------    -------       ------         -------
  Operating earnings (loss)                      (11,983)   (1,258)        813    (32,258)      (2,807)        (47,493)
Interest income (expense), net                       339     1,923         (55)         -         (465)(9)       1,742
Other income (expense), net                            -      (738)          -          -            -            (738)
                                                --------   -------      ------    -------       ------         -------
  Earnings (loss ) from continuing operations
    before income tax expense (benefit)          (11,644)      (73)        758    (32,258)      (3,272)        (46,489)
Income tax expense (benefit)                         150      (863)          9          -            -            (704)
                                                --------   -------      ------    -------       ------         -------
Net earnings (loss) from continuing operations  $(11,794)      790         749    (32,258)      (3,272)        (45,785)
                                                ========   =======      ======    =======       ======         =======
Net earnings (loss) per common share
  and common share equivalent                   $   (.68)                                                        (1.30)
                                                ========                                                       =======
Weighted average number of common shares
  and common share equivalents                    17,396                           17,007          780          35,183(10)
                                                ========                          =======       ======         =======


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                            MATRIA HEALTHCARE, INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (LOSS)
                                  (Unaudited)
                     (In thousands, except per share data)

                                                   Matria       Healthdyne        NRMC
                                                 Six Months     Two Months     Five Months  Healthdyne       NRMC
                                                    Ended          Ended          Ended      Pro Forma     Pro Forma     Matria
                                                 June 30, 96   February 29, 96  May 31, 96  Adjustments   Adjustments   Pro Forma
                                                 -----------  ---------------- -----------  -----------   -----------   ---------
Revenues                                          $ 60,338         10,913         6,013           -              -        77,264

Costs and expenses:
  Cost of revenues                                  26,041          4,288         3,628           -              -        33,957
  Selling and administrative                        34,034          6,436         1,948           -              -        42,418
  Provision for doubtful accounts                    3,553            655           234           -              -         4,442
  Amortization of goodwill and other intangibles    11,698             36             -       4,964(2)       1,170(8)     18,314
                                                                                                278(3)
                                                                                                168(4)
  Restructuring costs                               15,025              -             -           -              -        15,025
                                                  --------         ------         -----      ------         ------       -------
                                                    90,351         11,415         5,810       5,410          1,170       114,156
                                                  --------         ------         -----      ------         ------       -------
  Operating earnings (loss)                        (30,013)          (502)          203      (5,410)        (1,170)      (36,892)
Interest income (expense), net                         395            201             5           -           (233)(9)       368
Other income (expense), net                            (39)            18            (2)          -              -           (23)
                                                  --------         ------         -----      ------         ------       -------
  Earnings (loss ) from continuing operations
    before income tax expense (benefit)            (29,657)          (283)          206      (5,410)        (1,403)      (36,547)
Income tax expense (benefit)                             -              -             -           -              -             -
                                                  --------         ------         -----      ------         ------       -------
Net earnings (loss) from continuing operations    $(29,657)          (283)          206      (5,410)        (1,403)      (36,547)
                                                  ========         ======         =====      ======         ======       =======
Net earnings (loss) per common share
  and common share equivalent                     $  (1.04)                                                                (1.03)
                                                  ========                                                               =======
Weighted average number of common shares
  and common share equivalents                      28,505                                    6,245            780        35,530(10)
                                                  ========                                   ======         ======       =======



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                            MATRIA HEALTHCARE, INC.
                          NOTES TO PRO FORMA CONDENSED
                         STATEMENTS OF EARNINGS (LOSS)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The Healthdyne/Tokos Merger

(1) On March 8, 1996 Tokos and Healthdyne merged with and into Matria, with Tokos being deemed to be the acquirer. The purchase price of Healthdyne was based upon the number of shares of Healthdyne Common Stock (including options to purchase shares of Healthdyne Common Stock) outstanding on the date of the Merger was consummated and the average trading value of Tokos Common Stock for two trading days immediately prior to and two trading days immediately after the announcement date of the Merger, October 3, 1995. The fair value of the net tangible assets of Healthdyne includes $9,350 of additional accrued liabilities for estimated severance payments and other obligations resulting from the Merger. Included in this amount is $1,350 related to severance for approximately one hundred twenty-five Healthdyne non-executive employees that will be involuntarily terminated as a result of the Merger, $7,800 of payments expected as a result of the Merger under executive severance agreements and $200 facilities costs for patient service centers specifically identified to be closed. The employees terminated or to be terminated are primarily personnel in sales and field administration positions located in various geographic regions throughout the country. The employees were notified of termination on or shortly after consummation of the Merger. The type and amount of benefits and a plan of termination have been established. All known issues have been resolved, but changes (such as increases in the number of terminated executives or employees) or new issues could increase such costs. If the ultimate amount of cost incurred is less than the amount recorded as a liability and this adjustment is determined within one year of the consummation date, the purchase price will be reduced accordingly. If the ultimate amount of cost exceeds the amount recorded as a liability and this adjustment is determined within one year of the consummation date, the purchase price will be increased; thereafter, any costs exceeding the amount recorded as a liability will be recorded as an expense in the period in which the adjustment is determined.

      An analysis of the purchase price is as follows:

       Healthdyne shares outstanding at March 8, 1996              17,007
       Tokos value per share                                     $  10.31
                                                                 --------
       Value of outstanding stock                                $175,342
       Value of Healthdyne stock options, net of
        proceeds from exercise                                      7,652
       Transaction costs                                            3,700
                                                                 --------
       Purchase price of Healthdyne                               186,694
       Less - estimated fair value of net
        tangible assets acquired                                   29,774
                                                                 --------
       Excess purchase price                                     $156,920
                                                                 ========

     The fair value of the net tangible assets was determined as follows:


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     -   Cash and short-term investments are at current net realizable values.

     - Accounts receivable and payable are at book value since receivables are expected to be recovered and payables are expected to be settled, within sixty days.

     - Inventories, which are primarily patient supplies, are at book value since these inventories turnover in two to three months.

     - Property and equipment are at a net book value since net book value approximates fair value.

     - Goodwill and deferred taxes have been eliminated in accordance with generally accepted accounting principles.

     Excess purchase price has been allocated to intangibles as follows:

         Internally developed software                              $  5,000
         Executive non-compete agreements                              3,000
         Goodwill                                                    148,920
                                                                    --------
                                                                    $156,920
                                                                    ========



     At the date of each balance sheet, Matria assesses the recoverability of its goodwill by determining whether the remaining goodwill balance is expected to be recoverable through the undiscounted future operating cash flows of the acquired operations. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

     Pursuant to SAB 74, the adoption of SFAS 121 is not expected to have a material impact on the financial position or results of operations of Matria.

(2) Reflects additional amortization of goodwill using the straight-line method over five years.

(3) Reflects amortization of intangibles relating to internally developed software over a period of three years.

(4) Reflects amortization of intangibles relating to non-compete agreements over the three year term of the agreements.

(5) The Pro Forma Consolidated Condensed Statements of Earnings (Loss) do not include anticipated cost savings of approximately $30,000 expected to be realized in connection with the Merger. Reductions of patient service center expense in

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     overlapping geographic locations, and synergies in staff and functional areas provide expense reduction opportunities.

(6) The Pro Forma Consolidated Condensed Statements of Earnings (Loss) for the six month period ended June 30, 1996 reflect non-recurring restructuring costs of $15,025 that are expected to be incurred by Matria as a result of the Merger. These charges are in addition to the $9,350 of accrued liabilities of the acquired company, Healthdyne, discussed in Note 1 above. The estimated restructuring costs consist of the following:


         Personnel                                    $ 4,100
         Facilities                                     2,500
         Equipment                                      5,300
         Other Merger expenses                          3,125
                                                      -------
                                                      $15,025
                                                      =======


     Personnel related costs reflect $923 of executive and $3,177 of non-executive severance costs for approximately two hundred seventy-five Tokos employees to be involuntarily terminated. Facilities costs consist of lease termination costs and other facilities-related exit costs arising from the closing of duplicate patient service centers and consolidation of two corporate headquarters. Equipment costs consist primarily of computer and patient service equipment to be written off due to incompatibility with the nursing station software that has been selected to be used by Matria and other computer hardware and software that will be obsolete by adoption of new systems. The reserve for these charges was established on the consummation date in compliance with Emerging Issues Task Force No. 94-3 and 95-3 and was charged to operations in the quarter the Merger was consummated.

     The estimate of staff reduction totaling approximately two hundred seventy-five, comes from the elimination of duplicate sales force, patient service centers and duplicate staff and administrative support functions. The contemplated time frame for completion of these reductions is six to twelve months from closing.

     Matria will incur certain additional costs in order to effect the consolidation of the two companies and achieve the anticipated cost savings referred to in Notes 5 and 6 above during 1996. The costs of duplicate local, regional and corporate activities (which may be substantial) will be charged to operations in future periods when incurred and have not been accrued as restructuring costs or additional accrued liabilities resulting from the Merger.

(7) Reflects reclassifications of certain operating costs of Tokos from cost of revenues to selling and administrative expenses to be consistent with the presentation used by Healthdyne and adopted by Matria. Historically, Healthdyne has classified certain operating costs that are not directly related to patient care as "selling and administrative expenses" in the consolidated statements of earnings. These costs include field sales and sales administration costs, patient service center facility and



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     administration costs and have not been classified as cost of revenues since these costs are related to personnel whose function is sales and who have limited, if any, patient care responsibilities. Patient service center facility and administrative costs have not been classified as "costs of revenues" since both patient care and selling and administrative functions are conducted from these centers, and an allocation of such costs between the functions is not considered material. Insurance benefit verification is considered a part of the credit and collection function, and therefore, these costs are classified as "selling and administrative expenses." Amounts reclassified for Tokos include field sales, field sales management and administrative costs, patient service center facility and administration costs, insurance benefit verification costs and other management and administration costs not associated with patient service centers and represent approximately 15.5%, 11.0%, 1.5% and 6.5%, respectively, of 1995 revenues.

The Acquisition of NRMC

(8) In March 1995 Healthdyne made a $1,250 cash payment to acquire a 15% ownership interest in NRMC, a multi-site provider of infertility treatment services. Effective June 1, 1996 the Company purchased the remaining 85% ownership interest in NRMC. Total acquisition costs of $14,207 included the issuance of 780 shares of the Company's Common Stock valued at $8.50 per share ($6,627), assumption of NRMC common stock options and the substitution of options to purchase 61 of the Company's Common Stock valued at $8.50 per share ($515) payment of $6,740 payment in cash to former NRMC shareholders (including $1,250 payment for the initial 15% investment) and $325 of transaction costs.

     The purchase price of NRMC was allocated based on estimated fair values at acquisition. The excess of purchase price over the fair values of the net assets acquired was $14,034 and is being amortized on a straight-line basis over 5 years.

(9) Reflects the loss of interest income at an annual rate of $8.5% on the $5,447 of cash paid to NRMC shareholders.

(10) Reflects the weighted average number of shares and common share equivalents of Tokos Common Stock at December 31, 1995 and of Matria Common Stock at June 30, 1996 plus the actual number of shares of Healthdyne Common Stock outstanding on the effective date of the Merger, the conversion of each such share into one share of Matria Common Stock and the issuance of Matria shares to NRMC shareholders.


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

     The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:

                                                                                Six Months
                                                             Year Ended            Ended
                                                          December 31, 1996    June 30, 1996
       Historical weighted average number of shares
        of Tokos outstanding                                    17,396             28,505

       Issuance of Matria shares to
        Healthdyne shareholders                                 17,007              6,245

       Issuance of Matria shares to
        NRMC shareholders                                          780                780
                                                                ------             ------

       Pro Forma weighted average shares                        35,183             35,530
                                                                ======             ======


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